UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/11/2010

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

As previously described in a Current Report on Form 8-K filed on November 1, 2010, Tesco Corporation, an Alberta corporation ("TESCO"), and Weatherford International Oil Field Services Ltd. and Weatherford/Lamb Inc. (“Weatherford”) entered into a settlement (the “Settlement”) dismissing pending patent cases with prejudice  previously described in TESCO’s Annual Report on Form 10-K for the year ended December 31, 2009.  Remaining claims by other parties in related patent cases proceeded to trial, which resulted in a verdict favorable to TESCO as more fully described in Item 7.01.

Item 7.01.                      Regulation FD Disclosure

On November 11, 2010 Tesco Corporation won a major jury verdict against National Oilwell Varco, L.P. ("NOV"), Frank's Casing Crew and Rental Tools, Inc. ("Frank's") and Offshore Energy Services, Inc. ("OES") for infringing TESCO's U.S. Patent Nos. 7,140,443 and 7,377,324 which relate to TESCO's Casing Drive SytemTM.  In that verdict, the jury found that NOV's accused casing running product, the CRT 350, infringes all valid patent claims in the asserted patents, and that NOV contributorily infringed all valid patent claims in the asserted patents.  The jury also found that Frank's accused casing running products; the SuperTAWG, the FA-1 and the CRT 350, and OES's accused casing running products, the CRT 350, infringe all valid patent claims in the asserted patents.  Damages were stipulated by all parties and the verdict is subject to entry of judgment and appeal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TESCO CORPORATION

Date: November 12, 2010	By:	/s/ Dean Ferris
Dean Ferris Senior Vice President and General Counsel